Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Joseph B. Reilly,  Co-President and Co-Chief Executive Officer of Provident Bancorp, Inc. (the “Company”), and Carol L. Houle, Co-President and Co-Chief Executive Officer, and Chief Financial Officer of the Company, each certify in his or her capacity as an officer of the Company that they have reviewed the quarterly report on Form 10-Q for the quarter ended September 30, 2023 (the “Report”) and that to the best of their knowledge:

1.	The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 13, 2023	/s/ Joseph B. Reilly
Joseph B. Reilly
Co-President and Co-Chief Executive Officer

Date: November 13, 2023	/s/ Carol L. Houle
Carol L. Houle
Co-President and Co-Chief Executive Officer, and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.